Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 25, 2025, with respect to the consolidated financial statements of JBS S.A., incorporated herein by reference.

/s/ KPMG Auditores Independentes Ltda.

São Paulo/SP, Brazil

August 15, 2025